Armstrong World Industries Investor Presentation May 2025 Exhibit 99.1

Safe Harbor Statement Disclosures in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, those relating to future financial and operational results, market and broader economic conditions and guidance. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance or results, including full year guidance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), including our report for the quarterly period ended March 31, 2025. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-Generally Accepted Accounting Principles in the United States (“GAAP”) financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP is included within this presentation and available on the Investor Relations page of our website at www.armstrongceilings.com. The full year guidance in this presentation is effective only as of the date it was given, April 29, 2025, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted diluted earnings per share (“EPS”) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – impact of adjustments related to the fair value of inventory, contingent third-party professional fees, changes in the fair value of contingent consideration and deferred compensation accruals1 for acquisitions). The Company also excludes all acquisition-related intangible amortization from adjusted net earnings and in calculations of adjusted diluted EPS. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and environmental insurance recoveries, endowment level charitable contributions, the impact of defined benefit plan settlements, gains and losses on sales or impairment of fixed assets, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. For all periods presented, the Company was not required to and did not make cash contributions to the RIP based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2025. Adjusted free cash flow is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, environmental site expenses and environmental insurance recoveries. Management's adjusted free cash flow measure includes returns of investment from WAVE and cash proceeds received from the settlement of company-owned life insurance policies, which are presented within investing activities on our consolidated statement of cash flows. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Excluding adjusted diluted EPS, non-GAAP figures are rounded to the nearest million and corresponding percentages are based on unrounded figures. Operating Segments: “MF”: Mineral Fiber, “AS”: Architectural Specialties, “UC”: Unallocated Corporate All dollar figures throughout the presentation are in $ millions, except per share data, and all comparisons are versus the applicable prior-year period unless otherwise noted. Figures may not sum due to rounding. 1. The deferred compensation accruals were for cash and stock awards that are recorded over each awards’ respective vesting period, as such payments were subject to the sellers’ and employees’ continued employment with the Company.

# Armstrong World Industries, Inc.

NYSE
AWI

**An Americas leader in the design and manufacturing innovative interior & exterior architectural applications including ceilings, specialty walls and exterior metal solutions**

For more than 160 years, **we have built our business on trust and integrity**

**20** Operating Facilities[2]

**~3,600** Employees



Headquartered in
**Lancaster, PA**

## FULL YEAR 2024 CONSOLIDATED RESULTS[1]

| NET SALES | ADJUSTED EBITDA* | ADJUSTED DILUTED EPS* | ADJUSTED FREE CASH FLOW* |
|---|---|---|---|
| $1,446M | $486M | $6.31 | $298M |

### Mineral Fiber

| NET SALES | ADJ. EBITDA* |
|---|---|
| $986M | $406M |

JOINT VENTURE

WAVE
WORTHINGTON ARMSTRONG VENTURE

### Architectural Specialties

| NET SALES | ADJ. EBITDA* |
|---|---|
| $460M | $82M |

## Key Verticals and contribution to AWI Net Sales**

| EDUCATION | OFFICE | HEALTHCARE | RETAIL | TRANSPORTATION |
|---|---|---|---|---|
| 30% | 30% | 20% | 10% | 10% |

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. | **Based on internal company estimates. | **1. Includes impacts from Unallocated Corporate segment.** | 2. Excluding 7 WAVE facilities.

4

The Armstrong Purpose Making a positive difference in the spaces where we… LIVE WORK LEARN HEAL PLAY It matters to us, and it matters to our stakeholders

Our workforce will be safe, diverse, inclusive and fulfilled, and we will actively contribute to our local communities. Our electricity will be either directly or indirectly sourced through renewable energy, and we will reduce carbon, GHG waste and water impacts of our products and solutions. We are committed to responsible sourcing and to providing transparency in our products. In addition, we will design our products to minimize waste and pollution, support circularity and contribute to the regeneration of natural systems. Three Pillars guide our sustainability program, each with their own ambitions. We aim to lead a transformation in the design and building of spaces so that occupants, owners, operators and communities can thrive. Our Approach AWI Sustainability Website Additional Resources: 2024 Sustainability Report Healthy and Circular Products Healthy Planet Thriving People and Communities Sustainability is Integral to Our Success

Creating a Differentiated and Focused Building Products Company 1. AWI Net Sales represents AWI on a Continuing Operations (Americas, ceilings and walls only) basis. 2013 2016 2021 2024 Added digital capabilities to better serve our customers Sold International business to focus on the Americas Began expanding AS portfolio with acquisitions Separated from flooring company to focus on ceilings and walls 9% CAGR 6% CAGR 2% CAGR AWI Net Sales1 Pre-Spin Launched innovative energy saving ceilings Completed 12 AS acquisitions since 2017

Unique company in an attractive industry Complementary, high performing segments Strong financial returns Consistent & focused growth strategy Value Creation for Shareholders Why Invest in AWI?

Unique company in an attractive industry Complementary, high performing segments Strong financial returns Consistent & focused growth strategy Value Creation for Shareholders Why Invest in AWI?

Strong and trusted brand Broadest, most innovative product portfolio Specification excellence through deep and long-standing relationships with architects and designers Large manufacturing scale with strong exclusive distribution partners Operational excellence supporting best-in-class service and quality A culture that fosters empowerment, innovation, teamwork and execution across functional areas Consolidated industry structure with exposure to diverse end markets Large Mineral Fiber installed base (est. at ~39 Billion ft2)* generates stable and repeating repair & remodel demand  Highly specified, high-value products with few  cost-effective substitutes Customers demonstrate brand loyalty; rewarding performance, service and innovation  Ceilings are an integral part of evolving solutions to meet increasing demand for total indoor environmental quality Ceiling and wall solutions matter in designing high-performing spaces Uniquely Positioned to Win in an Attractive Category *Based on internal company estimates. Attractive Category Ceilings and wall category has distinctive attributes in the building products industry Why We Win As the industry leader, AWI is advantageously positioned to win within this category

Diverse End Markets Drive Stability Throughout Cycles *12-to-24-month outlook based on internal company estimates and Dodge data and analytics, excluding indirect tariff-related impacts. | **Based on internal company estimates. | 1. According to the Federal Aviation Administration. Retail Slightly Negative Lingering headwinds from online shopping balanced by population shifts to suburbs and multi-use in urban areas. Transportation Positive Funding infusion from Infrastructure Investment and Jobs Act totaling $15 billion1 for airports through 2026. Healthcare Slightly Positive Continued growth in hospitals and urgent care centers driven by demographic shifts. Office Slightly Negative Vacancy rates in certain large metros and lingering economic uncertainty limiting discretionary spend; data center growth providing partial offset. Education Positive Healthy state & local government funding partially offset by demographic trends. % AWI Sales by Vertical** Outlook* Market Insights End Market Vertical Outlook*

Unique company in an attractive industry Complementary, high performing segments Strong financial returns Consistent & focused growth strategy Value Creation for Shareholders Why Invest in AWI?

# Complementary Segments With Strong Profitability

## Mineral Fiber (MF) Segment

**4%**
5-Year Net Sales CAGR[1]

**$986M**
2024 Net Sales

**41%**
2024 Adj. EBITDA Margin*



New
30%
Major Reno
35%
Net Sales by
Project Type[2]
Repair and Remodel
35%

### Key Attributes

- Consistent AUV growth supported by innovation
- Targeted manufacturing productivity of ~3% annually
- Diverse verticals and project types lessen cyclicality
- Equity earnings contribution from WAVE

## Architectural Specialties (AS) Segment

**17%**
5-Year Net Sales CAGR[1]

**$460M**
2024 Net Sales

**18%**
2024 Adj. EBITDA Margin*



New
50%
Net Sales by
Project Type[2]
Major Reno
50%

### Key Attributes

- Leveraged to major renovation and new construction
- High design, custom projects for statement spaces
- Lower capital requirements
- Strong growth and margin expansion opportunities

*Non-GAAP Measure. Reconciliations provided in the appendix of this presentation. | 1. CAGR represents 2019 to 2024 results. | 2. Based on internal company estimates.

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WAVE leverages the strengths and expertise of both parent companies Successful Joint Venture Creates Important Competitive Advantage Go to market expertise Steel procurement and supply chain management expertise Established in 1992 — 50/50 joint venture North American market leader in ceiling suspension system (grid) and integrated solutions Innovation mindset Nearly $500 million in sales in 2024 Over $750 million of cash dividends to AWI since 2017 7 U.S. plants ~450 employees

Together Our Segments Enable the AWI Total Customer Experience AWI is uniquely positioned to efficiently deliver a broad range of innovative, highly-specified solutions to our customers Mineral Fiber Architectural Specialties Specification Leadership Broadest Portfolio of Products Brand Strength Operational Excellence Best-in-Class Distribution Total Customer Experience

# AWI is the Supplier of Choice for Large, Complex Projects

## Adobe North Tower, San Jose, CA



### 2023 CISCA Award Winner

ProjectWorks®

Check out the full project here!



### Products Specified

| | |
|---|---|
| AS: MetalWorks™ Custom Blades | AS: Arktura® Vapor® Cluster |
| AS: Turf® Custom Grid | AS: Arktura® Vapor® Frequency |
| AS: Tectum® | AS: WoodWorks® |
| MF: DesignFlex® | WAVE: Axiom® |
| MF: AirAssure® | |

16

Unique company in an attractive industry Complementary, high performing segments Strong financial returns Consistent & focused growth strategy Value Creation for Shareholders Why Invest in AWI?

Consistent and Focused Strategy That Drives Value for Stakeholders Market-driven product innovation Acquisitions to build greater market opportunity Enhances our competitive advantage Expands volume and AUV growth potential Creates shareholder value GROWTH STRATEGY EXPECTED OUTCOMES Customer-centric growth initiatives Strengthens our financial returns

New Products and Features Consistently Rewarded by the Market 1. Product Vitality Index represents the percent of total sales from products introduced in the last 5 years. Pre-Spin and Post-Spin refers to the separation from Armstrong Flooring, Inc., completed on April 1, 2016. 2. US and Canada Mineral Fiber Commercial only. Innovation focused on emerging market needs Demonstrated Innovation Focus Proven Ability to Consistently Deliver AUV Growth Product Vitality Index1 Mineral Fiber AUV (Average Unit Value)2 Key Innovation Attributes Pre-Spin Post-Spin Aesthetics Acoustics Fire Safety Labor Efficiency Sustainability 34% 16% 5% CAGR

# Next Innovation Focus: Reducing Energy Use and Carbon in the Built Environment

## Solutions Aligned With Market Needs

### Deliver Energy Savings
Reduce building HVAC costs and energy consumption by as much as 15%[1]

### Enable LEED® Credits
Contributes to decarbonization-focused credits in multiple areas

### Achieve Sustainability Goals
Reduce embodied and operational carbon emissions for building owners and operators

## Recent Product Launches



### Templok® Energy Saving Ceiling Panels
Improves thermal comfort, reduces heating and cooling needs, and contributes to a more efficient HVAC operation, resulting in a more sustainable, resilient space. May qualify for 40% or 50% federal tax credit, improving project ROI.



### Ultima® Low Embodied Carbon (LEC) Ceiling Panels
Offers 43% reduction[2] in embodied carbon using sustainably sourced, wood-generated biochar that sequesters carbon resulting in a lower global warming potential.

## Carbon Impact Case Studies



UNIVERSITY OF MARYLAND MEDICAL SYSTEM

University of Maryland Medical Center



WINNACUNNET

New Hampshire High School

1. Cooling energy savings according to research estimates measured in lab tests. Results may vary. | 2. Reduction in cradle-to-gate stages (A1-A3) impacts compared to standard Ultima® Panels.

20

# Strategic Initiatives Support Volume and AUV Growth

## Large Installed Base Provides Sizable Opportunity to Influence Demand


~39 Billion*
ft² of
installed base
Annual Market
New Construction*
Annual Market
Major Reno and
Repair and
Remodel Volume*

## STRATEGIC GROWTH INITIATIVES

| | kanopi By Armstrong Ceilings | ProjectWorks® | Sustainable, Energy Efficient Buildings |
|---|---|---|---|
| **Description** | Digital platform to deliver end-to-end ceiling solutions, accessing untouched demand | Automated design service to deepen customer relationships, strengthen specifications & lower construction costs | Focus on energy saving products, construction efficiency, circularity and IEQ (indoor environmental quality)… a secular tailwind for renovation |
| **Key stakeholders** | Facility managers, small business owners, DIY | Designers, architects, contractors, owners | Building owners and occupants, designers, architects, energy service companies |

## GROWTH IMPACT

| | | | |
|---|---|---|---|
| **Volume** | **Repair and Remodel** | **New and Major Reno** | **New, Major Reno, Repair and Remodel** |
| **AUV** | **Medium** | **High** | **High** |

*Based on internal company estimates.

21

Driving Profitable AS Topline Growth Through both Acquisitions and Market Penetration 22 Acquisitions AWI’s scale and focus drive synergies to enhance profitability and create value EBITDA multiples: ~9x pre-synergy ~7x  post-synergy1 AS Segment Net Sales 21% CAGR 2023 and 2024 acquisition post-synergies are based on future expected results.

# Recent Acquisitions[1] Expand Our Product Portfolio and Capabilities

## 3form®

**At-a-Glance**

**A design-driven category leader in translucent finishings**

**$90M+** sales in 2024

**~390** employees

**2** production facilities



## ZAHNER®

**At-a-Glance**

**Leader in the design, fabrication and engineering of highly crafted exterior architectural metal solutions**

**$45M+** sales in 2024

**~160** employees

**2** production facilities



1. Armstrong completed the acquisition of 3form, LLC ("3form") in April 2024 and the acquisition of A. Zahner Company ("Zahner") in December 2024.

23

# Advancing External Metal Capabilities to Unlock an Additional $1B Architectural Specialties Market Opportunity

**Today…**

**~$1.5B TAM[1]**

**Interior Applications**

Primarily interior metal, wood, felt, glass reinforced gypsum and translucents

BŌK MODERN® – July 2023

ZAHNER® – December 2024

**Looking forward…**

**$2.5B+ TAM[1]**

**Interior Applications + Exterior Metal**

1. "TAM": Total Addressable Market. Based on internal company estimates.

24

Unique company in an attractive industry Complementary, high performing segments Strong financial returns Consistent & focused growth strategy Value Creation for Shareholders Why Invest in AWI?

^ Resilient Business Model Creates Value for Shareholders *Non-GAAP measure. See appendix for reconciliation to the nearest GAAP measure. Delivering exceptional results despite a tough macro environment Net Sales ($M) Adjusted EBITDA* ($M) Adj Free Cash Flow* ($M) Adjusted Diluted EPS* 9% 3 Year CAGR 13% 3 Year CAGR 16% 3 Year CAGR 9% 3 Year CAGR $1,107 $1,446

Strong Cash Flow Profile Supports All Capital Allocation Priorities Adj. Free Cash Flow* Adj. Free Cash Flow Conversion*1 ~$1B of Adj. Free Cash Flow* generated since 2021 Balanced Approach To Capital Allocation Capital Allocation Priorities Share Repurchases Acquisitions2 CapEx Cash Dividends $202 $287 $279 Reinvesting into the business 1 Strategic acquisitions & partnerships 2 Returning cash to shareholders 3 ($M) *Non-GAAP measure. See appendix for reconciliation to the nearest GAAP measure. | 1. Adj. Free Cash Flow Conversion represents Adjusted Free Cash Flow as a percentage of Adjusted EBITDA. 2. Reflects cash paid for acquisitions, net of or inclusive of cash acquired, recorded as a component of cash (used for) provided by investing activities. 2023 excludes the acquisition of software-related intellectual property. $312

Creating Value for Shareholders 1. The performance shown in the chart assumes $100 invested on December 31, 2022 through December 31, 2024, with dividends reinvested, and it should not be considered indicative of future performance. Unique company in an attractive industry Complementary, high performing segments Consistent & focused growth strategy Strong financial returns AWI Investor Value Proposition AWI vs S&P 500 and Russell 2000 AWI Russell 2000 S&P 500

No change in guidance despite elevated macro uncertainty Reaffirming Full Year 2025 Guidance1 Commentary2 Net Sales Adj. Diluted EPS* Adj. EBITDA* Adj. Free Cash Flow* $1,570M to $1,610M 9% to 11% YoY Softer 2H 2025 market conditions on tariff uncertainty … Full year 2025 guidance reflects impacts from currently known tariffs Expecting Mineral Fiber volume flat to down low-single-digits Expect Mineral Fiber AUV growth >6% … delivering Adj. EBITDA margin* expansion WAVE equity earnings to grow mid-single digits Current backlog supports Architectural Specialties growth Recent acquisitions of 3form and Zahner add incremental sales and Adj. EBITDA* to Architectural Specialties *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. As issued on April 29, 2025. Additional assumptions available in the appendix of this presentation. $525M to $545M 8% to 12% YoY $315M to $335M 6% to 12% YoY $6.85 to $7.15 9% to 13% YoY

Appendix

Full Year 2025 Assumptions1 Segment Net Sales Adjusted EBITDA Margin* Mineral Fiber ~5% growth ~ 42% Architectural Specialties >20% growth ~ 18% Consolidated Metrics Full Year 2025 Capital expenditures $90M to $100M Depreciation and amortization $115M to $120M Interest expense ~$35M Book / cash tax rate ~24% / ~25% Shares outstanding ~43 to 44M Cash return of investment from joint venture $108M to $116M Shipping Days vs Prior Year 2024 2025 Q1 - (1) Q2 - - Q3 +1 - Q4 +1 - Full Year +2 (1) 31 *Non-GAAP measure. 1. As issued on April 29, 2025.

# 2021 – 2024 Adjusted EBITDA Reconciliation

| | For the Twelve Months Ended December 31, | | | |
|---|---|---|---|---|
| | 2021 | 2022 | 2023 | 2024 |
| Net Sales | $1,107 | $1,233 | $1,295 | $1,446 |
| Net earnings | $183 | $203 | $224 | $265 |
| Less: Net (loss) earnings from discontinued operations | (2) | 3 | - | - |
| Earnings from continuing operations | $185 | $200 | $224 | $265 |
| Add: Income tax expense, as reported | 57 | 58 | 75 | 82 |
| Earnings from continuing operations before tax | $243 | $258 | $298 | $347 |
| Add: Interest/other income and expense, net | 17 | 21 | 25 | 27 |
| Operating income | $260 | $279 | $324 | $374 |
| Add: RIP expense[1] | 5 | 4 | 3 | 2 |
| Add: Cost reduction initiatives and other | - | - | 3 | - |
| Add: Net environmental expenses | - | - | - | 2 |
| Add: Acquisition-related impacts[2] | 10 | 19 | 11 | 4 |
| Add: Loss on sales of fixed assets, net[3] | - | - | - | 1 |
| Adjusted operating income | $275 | $301 | $340 | $383 |
| Add: Depreciation and amortization | 97 | 84 | 89 | 103 |
| Adjusted EBITDA | $372 | $385 | $430 | $486 |
| Operating income margin (Operating income % of net sales) | 23.5% | 22.6% | 25.0% | 25.9% |
| Adjusted EBITDA margin (Adj. EBITDA % of net sales) | 33.6% | 31.2% | 33.2% | 33.6% |

1. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees, changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.
3. Includes the impact of a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon.

32

2021 – 2024 Adjusted Diluted Earnings per Share Reconciliation For the Twelve Months Ended December 31, For the Twelve Months Ended December 31, 2021 2022 2023 2024 Earnings from continuing operations $185 $200 $224 $265 Add: Income tax expense, as reported 57 58 75 82 Earnings from continuing operations before income taxes $243 $258 $298 $347 (Less): RIP (credit)1 - (1) (1) (1) Add: Net environmental expenses - - - 2 Add: Cost reduction initiatives and other - - 3 - Add: Acquisition-related impacts2 10 19 11 4 Add: Acquisition-related amortization3 21 8 6 11 Add: Loss on sales of fixed assets, net4 - - - 1 Adjusted earnings from continuing operations before income taxes $274 $283 $318 $364 (Less): Adjusted income tax expense5 (65) (63) (79) (86) Adjusted earnings from continuing operations $209 $220 $238 $277 Diluted Shares Outstanding 47.9 46.4 44.8 44.0 Tax Rate6 24% 22% 25% 24% Diluted earnings (loss) per share from continuing operations $3.86 $4.30 $4.99 $6.02 Adjusted Diluted Earnings per share from continuing operations $4.36 $4.74 $5.32 $6.31 RIP (credit) represents the entire actuarial net periodic pension (credit) recorded as a component of earnings from continuing operations. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees, changes in fair value of contingent consideration, deferred compensation and restricted stock expenses. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles. Includes the impact of a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon. Adjusted income tax expense is calculated using the tax rate multiplied by the adjusted earnings from continuing operations before income taxes. All years presented reflect the effective tax rate as reported.

2021 – 2024 Adjusted Free Cash Flow Reconciliation . Year Ended December 31, For the Three Months Ended March 31: 2021 2022 2023 2024 Net cash provided by operating activities $187 $182 $234 $267 Net cash (used for) provided by investing activities ($14) $28 ($10) ($79) Net cash provided by operating and investing activities $173 $211 $223 $188 Add: Acquisitions, net 1 3 27 129 Add: Payments related to the sale of international, net1 12 - - - (Less)/Add: Net environmental (recoveries) expenses (1) 1 1 - Add: Arktura deferred compensation2 5 5 8 6 Add: Contingent consideration in excess of acquisition-date fair value2 - 2 5 - (Less): Proceeds from sales of facilities3 - - - (24) Adjusted Free Cash Flow $190 $221 $263 $298 Net cash provided by operating & investing activities % of net sales 15.7% 17.1% 17.2% 13.0% Adjusted Free Cash Flow as a % of net sales 17.2% 17.9% 20.3% 20.6% Adjusted Free Cash Flow as a % of Adjusted EBITDA 51% 57% 61% 61% 1. Includes related income tax payments. 2. Deferred compensation and contingent consideration payments related to acquisitions that were recorded as components of net cash provided by operating activities. 3. Proceeds related to the sale of Architectural Specialties design center, our idled Mineral Fiber plant in St. Helens, Oregon and undeveloped land adjacent to our corporate headquarters.

2024 Segment Adjusted EBITDA Reconciliation RIP expense represents only the plan service cost related to the RIP that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for the fair value of acquired inventory and changes in fair value of contingent consideration. Includes the impact of a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon. Year Ended December 31, MF AS UC 2024 2024 2024 Net sales $986 $460 - Operating income (loss) $323 $55 ($4) Add: RIP expense1 - - 2 Add: Acquisition-related impacts2 - 3 - Add: Loss on sales of fixed assets, net3 1 - - Add: Net environmental expenses 2 - - Adjusted operating income (loss) $325 $59 ($1) Add: Depreciation and amortization 80 23 - Adjusted EBITDA $406 $82 ($1) Operating income margin (Operating income % of net sales) 32.7% 12.0% NM Adjusted EBITDA margin (Adj. EBITDA % of net sales) 41.2% 17.8% NM

Full Year 2025 Low High Net earnings $289 $293 Add: Income tax expense 90 96 Earnings before income taxes $378 $388 Add: Interest expense 34 36 Add: Other non-operating (income), net (2) (1) Operating income $409 $423 Add: RIP expense1 2 2 Adjusted operating income $410 $425 Add: Depreciation and amortization 115 120 Adjusted EBITDA $525 $545 RIP expense represents only the plan service cost that is recorded within Operating income. We do not expect to make cash contributions to our RIP. RIP cost represents the entire actuarial net periodic pension cost recorded as a component of net earnings. We do not expect to make any cash contributions to our RIP. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements, trade secrets and other intangibles. Adjusted income tax expense is based on an adjusted effective tax rate of approximately 24%, multiplied by adjusted earnings before income taxes. Adjusted diluted EPS guidance for 2025 is calculated based on approximately 43 to 44 million of diluted shares outstanding. 2025 Adj. EBITDA Guidance Reconciliation 36 Full Year 2025 Low High Net earnings $289 $293 Add: Income tax expense 90 96 Earnings before income taxes $378 $389 Add: RIP cost2 1 1 Add: Acquisition-related amortization3 16 18 Adjusted earnings before income taxes $395 $408 (Less): Adjusted income tax expense4 (97) (99) Adjusted net earnings $299 $309 Diluted net earnings per share $6.63 $6.77 Adjusted diluted net earnings per share5 $6.85 $7.15 2025 Adj. Diluted EPS Guidance Reconciliation Full Year 2025 Low High Net cash provided by operating activities $297 $319 Add: Return of investment from joint venture 108 116 (Less): Capital expenditures (90) (100) Adjusted Free Cash Flow $315 $335 2025 Adj. Free Cash Flow Guidance Reconciliation